Bank of America 3Q17 Financial Results October 13, 2017

3Q17 Highlights • Generated net income of $5.6B, up 13% from 3Q16, and earnings per diluted common share of $0.48, up 17% from 3Q16 – Year-to-date net income of $15.7B, up 19% from 2016 • Reduced noninterest expense to $13.1B, down 3% from 3Q16; efficiency ratio improved to 60% • Good client balance growth across the franchise – Average deposits grew $45B, or 4%, from 3Q16 – Average loans and leases in business segments grew 6% from 3Q16 – Nearly $2.7T in wealth management client balances with AUM flows of $21B in 3Q17 • Strengthened capital and liquidity levels • Asset quality remained strong; net charge-off ratio of 39 bps • Achieved a return on assets of 0.98%, return on equity of 8.1% and return on tangible common equity of 11.3% 1 • Increased capital returned to shareholders; repurchased $7.9B of common shares and paid $2.8B in common dividends year-to-date ____________________ 1 Represents a non-GAAP financial measure. See slide 27 for important presentation information. 2

(7%) (5%) (2%) 1% (3%) 1% 3% 2% 7% 7% 1% (29%) (25%) (31%) (2%) (6%) (3%) (3%) (6%) 0% 2% (3%) 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 YoY revenue growth (decline) YoY expense growth (decline) Operating leverage Operating Leverage Trend 3 ____________________ Note: Amounts may not total due to rounding. 1 Operating leverage calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. +22% +21% +29% +3% +4% +5% +6% +8% +7% +6% +3% Positive YoY Operating Leverage for 11 Consecutive Quarters 1

$5.3 $2.1 $4.1 $3.2 ($1.5) $6.0 $2.3 $5.3 $2.9 ($0.8) Consumer Banking GWIM Global Banking Global Markets All Other 2016 YTD 2017 YTD Year-to-Date Business Results 4 Net Income (Loss) ($B) ____________________ Note: GWIM defined as Global Wealth & Investment Management. 1 Excluding net debit valuation adjustments of ($0.3B) and ($0.1B) and litigation expense / (benefit) of $0.1B and ($0.2B) for 2017 YTD and 2016 YTD, respectively, Global Markets net income would have increased 1% from 2016. Represents a non-GAAP financial measure. For important presentation information, see slide 27. 2 ROAAC defined as return on average allocated capital. 3 Fully taxable-equivalent basis (FTE). +14% +10% +27% (9%) 2017 YTD Consumer Banking GWIM Global Banking Global Markets ROAAC 2 22% 22% 18% 11% Efficiency ratio 3 52% 73% 43% 65% +46% 1

3Q17 Summary Results 5 ____________________ Note: Amounts may not total due to rounding. 1 2Q17 included an after-tax gain of $0.1B for the sale of the non-U.S. consumer credit card business of which a $0.8B pre-tax gain was recorded in other income mostly offset by a $0.7B tax expense. 2 Reported on a GAAP basis. On an FTE basis, revenue of $22.1B, $23.1B and $21.9B in 3Q17, 2Q17 and 3Q16, respectively. For important presentation information, see slide 27. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 27. $ in billions, except per share data Summary Income Statement Total revenue, net of interest expense 2 $21.8 ($1.0) $0.2 Noninterest expense 13.1 (0.6) (0.3) Provision for credit losses 0.8 0.1 (0.0) Pre-tax income 7.9 (0.5) 0.6 Net income 5.6 0.3 0.6 Diluted earnings per common share $0.48 $0.02 $0.07 Average diluted common shares (in billions) 10.73 (0.10) (0.27) Return Metrics Return on average assets 0.98% 0.93% 0.90 % Return on average common shareholders' equity 8.1 8.0 7.3 Return on average tangible common shareholders' equity 3 11.3 11.2 10.3 Efficiency ratio 60 60 62 Inc / (Dec) 3Q17 2Q17 1 3Q16 3Q17 2Q17 3Q16

Balance Sheet, Liquidity and Capital Highlights

$ in billions, except per share data	3Q17	2Q17	3Q16
Balance Sheet (end of period balances)			
Total assets	$2,283.9	$2,254.5	$2,195.3
Total loans and leases [1]	927.1	916.7	905.0
Total loans and leases in business segments [2]	854.3	837.8	802.4
Total deposits	1,284.4	1,263.0	1,232.9
Funding & Liquidity			
Long-term debt	$228.7	$223.9	$225.1
Global Liquidity Sources (average) [3]	517	513	523
Liquidity coverage ratio [3,6]	126 %	126 %	n/a
Time to Required Funding (in months) [3]	52	49	38
Equity			
Common shareholders' equity	$250.1	$245.8	$244.9
Common equity ratio	11.0 %	10.9 %	11.2 %
Tangible common shareholders' equity [4]	$180.1	$175.7	$173.5
Tangible common equity ratio [4]	8.1 %	8.0 %	8.2 %
Per Share Data			
Book value per common share	$23.92	$24.88	$24.19
Tangible book value per common share [4]	17.23	17.78	17.14
Common shares outstanding (in billions) [5]	10.46	9.88	10.12

$ in billions	3Q17	2Q17	3Q16
Basel 3 Transition (as reported) [6,7]			
Common equity tier 1 capital	$176.1	$171.4	$169.9
Risk-weighted assets	1,483	1,478	1,547
CET1 ratio	11.9 %	11.6 %	11.0 %
Basel 3 Fully Phased-in [6,8]			
Common equity tier 1 capital	$173.6	$168.7	$165.9
<u>Standardized approach</u>			
Risk-weighted assets	1,420	1,405	1,411
CET1 ratio	12.2 %	12.0 %	11.8 %
<u>Advanced approaches</u>			
Risk-weighted assets	$1,461	$1,464	$1,524
CET1 ratio	11.9 %	11.5 %	10.9 %
<u>Supplementary leverage ratios (SLR)</u> [3]			
Bank holding company SLR	7.1 %	7.0 %	7.1 %
Bank SLR	7.4	7.3	7.5

[1] 3Q16 included $9.3B of non-U.S. consumer credit cards. On June 1, 2017, the Company completed the sale of its non-U.S. consumer credit card business to a third party.
[2] Excludes loans and leases in All Other.
[3] See notes A, B, C and D on slide 25 for definitions of Global Liquidity Sources, Time to Required Funding, Liquidity Coverage Ratio and Supplementary Leverage Ratio, respectively.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 27.
[5] Berkshire Hathaway exercised its warrants to purchase 700 million shares of BAC common stock in 3Q17 using its Series T preferred shares, which resulted in an increase to common shares outstanding.
[6] Regulatory capital and liquidity ratios as of September 30, 2017 are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 27. For a reconciliation of CET1 transition to fully phased-in, see slide 24.
[7] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[8] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of September 30, 2017, we did not have regulatory approval of the IMM model. Basel 3 fully phased-in Common equity tier 1 capital ratio would be reduced by approximately 25 bps if IMM is not used.

Bank of America
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Loans & Leases and Deposits ____________________ Note: Amounts may not total due to rounding. 1 Includes $6.5B, $9.4B, $9.1B and $9.3B of average non-U.S. consumer credit card loans in 2Q17, 1Q17, 4Q16 and 3Q16, respectively. On June 1, 2017, the Company completed the sale of its non-U.S. consumer credit card business to a third party. $901 $908 $914 $915 $918 $0 $250 $500 $750 $1,000 3Q16 4Q16 1Q17 2Q17 3Q17 YoY +2% 606 618 636 653 659 254 257 257 245 240 307 315 305 300 316 $1,227 $1,251 $1,257 $1,257 $1,272 $0 $350 $700 $1,050 $1,400 3Q16 4Q16 1Q17 2Q17 3Q17 Consumer Banking GWIM Global Banking Other (GM and All Other) YoY +4% +9% (6)% +3% 249 254 258 262 269 143 146 148 151 154 334 338 343 345 346 69 71 70 70 72 $795 $808 $819 $827 $842 $0 $300 $600 $900 3Q16 4Q16 1Q17 2Q17 3Q17 Consumer Banking GWIM Global Banking Global Markets YoY +6% +8% +8% +4% +5% 77 73 69 65 62 19 18 17 16 15 9 9 9 6 $105 $100 $95 $88 $77 $0 $50 $100 $150 3Q16 4Q16 1Q17 2Q17 3Q17 Residential mortgage Home equity Non-U.S. credit card YoY (27)% Average Total Loans & Leases ($B) 1 Average Loans & Leases in All Other ($B) 1 Average Loans & Leases in Business Segments ($B) 7 Average Total Deposits ($B)

$888 $880 $934 $908 $900 0.40% 0.39% 0.42% 0.40% 0.39% 0.0% 0.5% 1.0% $0 $300 $600 $900 $1,200 3Q16 4Q16 1Q17 2Q17 3Q17 Net charge-offs Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. Asset Quality 8 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $850 $774 $835 $726 $834 $0 $300 $600 $900 $1,200 3Q16 4Q16 1Q17 2Q17 3Q17 • Total net charge-offs of $0.9B declined 1% from 2Q17 • Net charge-off ratio declined to 39 bps • Provision expense of $0.8B increased $0.1B from 2Q17, due primarily to credit card portfolio seasoning and loan growth, partially offset by improvements in consumer real estate and reductions in energy exposures • Allowance for loan and lease losses of $10.7B, which represents 1.16% of total loans and leases 1 • Nonperforming loans (NPLs) decreased $0.2B from 2Q17 with improvements in both commercial and consumer – 45% of consumer NPLs are current • Commercial reservable criticized utilized exposure decreased $0.8B from 2Q17, driven by reductions in energy exposures

Asset Quality – Consumer and Commercial Portfolios 9 Consumer Net Charge-offs ($MM) $778 $775 $827 $751 $731 0.69% 0.68% 0.74% 0.67% 0.65% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $300 $600 $900 $1,200 3Q16 4Q16 1Q17 2Q17 3Q17 Credit card Other Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. Consumer Asset Quality Metrics ($MM) 3Q17 2Q17 3Q16 Provis ion $730 $606 $705 Nonperforming loans and leases 5,252 5,282 6,350 % of loans and leases 1 1.17% 1.18% 1.41 % Consumer 30+ days performing past due $9,244 $8,650 $10,790 Ful ly-insured 2 4,721 4,970 6,844 Non ful ly-insured 4,523 3,680 3,946 Al lowance for loans and leases 5,582 5,695 6,379 % of loans and leases 1 1.25% 1.28% 1.42% # times annual ized NCOs 1.93 x 1.89 x 2.06 x Commercial Net Charge-offs ($MM) $110 $105 $107 $157 $169 0.10% 0.09% 0.10% 0.14% 0.14% 0.0% 0.1% 0.2% 0.3% 0.4% $0 $100 $200 $300 3Q16 4Q16 1Q17 2Q17 3Q17 C&I Small business and other Net charge-off ratio Commercial Asset Quality Metrics ($MM) 3Q17 2Q17 3Q16 Provis ion $104 $120 $145 Reservable cri ticized uti l i zed exposure 14,824 15,640 16,938 Nonperforming loans and leases 1,318 1,520 1,999 % of loans and leases 1 0.28% 0.33% 0.45 % Al lowance for loans and leases $5,111 $5,180 $5,313 % of loans and leases 1 1.08% 1.12% 1.19%

Net Interest Income 10 • Net interest income of $11.2B ($11.4B FTE 1) increased $1.0B from 3Q16, driven by the benefits from higher interest rates and loan and deposit growth, partially offset by a decline resulting from the sale of the non-U.S. consumer credit card business – Increased $0.2B compared to 2Q17, reflecting the benefits from higher short-end interest rates, loan growth and one additional interest accrual day, partially offset by higher deposit pricing in GWIM and the full quarter impact from the sale of the non-U.S. consumer credit card business • Interest rate sensitivity as of September 30, 2017 2 – We remain positioned for NII to benefit as rates move higher – +100bps parallel shift in interest rate yield curve is estimated to benefit NII by $3.2B over the next 12 months, driven primarily by sensitivity to short-end interest rates 2 ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 27. 2 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 1 $10.2 $10.3 $11.1 $11.0 $11.2 $10.4 $10.5 $11.3 $11.2 $11.4 $0 $3 $6 $9 $12 3Q16 4Q16 1Q17 2Q17 3Q17 Net interest income (GAAP) FTE adjustment 2.23% 2.23% 2.39% 2.34% 2.36% 1% 2% 3% 3Q16 4Q16 1Q17 2Q17 3Q17 Net Interest Yield (FTE) 1

211.9 210.7 210.5 210.9 209.8 42.6 43.0 43.1 44.1 44.8 30 35 40 45 50 55 60 0 50 100 150 200 250 3Q16 4Q16 1Q17 2Q17 3Q17 Total headcount Primary sales headcount Expense Highlights ____________________ Note: Amounts may not total due to rounding. • Total noninterest expense of $13.1B declined $0.3B, or 3%, from 3Q16, reflecting reduced operating costs, lower litigation expense and a reduction from the sale of the non-U.S. consumer credit card business – Declined $0.6B from 2Q17, driven by the absence of impairment charges related to certain data centers, lower severance and reduced operating costs • Efficiency ratio improved over 200 bps from 3Q16 to 60% • Total headcount of 210K declined 1% from 3Q16, with reductions driven primarily by the sale of the non-U.S. consumer credit card business as well as continued optimization in Consumer Banking • Primary sales headcount increased over 2K from 3Q16, with increases across Consumer Banking, GWIM and Global Banking; primary sales represent 21% of total headcount Noninterest Expense ($B) 11 7.7 7.3 9.2 7.7 7.5 5.8 5.8 5.7 6.0 5.7 $13.5 $13.2 $14.8 $13.7 $13.1 62% 66% 67% 60% 60% 0% 20% 40% 60% 80% 100% $0 $4 $8 $12 $16 3Q16 4Q16 1Q17 2Q17 3Q17 Personnel Non-personnel Efficiency ratio Headcount (in 000’s)

Consumer Banking

$ in millions	3Q17	Inc/(Dec) 2Q17	3Q16
Total revenue, net of interest expense [1]	$8,774	$265	$806
Provision for credit losses	967	133	269
Noninterest expense	4,459	48	88
Pre-tax income [1]	3,348	84	449
Income tax expense [1]	1,261	28	175
Net income	$2,087	$56	$274

Key Indicators ($ in billions)	3Q17	2Q17	3Q16
Average deposits	$659.0	$652.8	$605.7
Rate paid on deposits	0.04 %	0.04 %	0.04 %
Cost of deposits [2]	1.59	1.59	1.59
Average loans and leases	$268.8	$261.5	$248.7
Net charge-off ratio	1.18 %	1.21 %	1.14 %
Client brokerage assets	$167.3	$159.1	$138.0
Mobile banking active users (MM)	23.6	22.9	21.3
Number of financial centers	4,511	4,542	4,629
Combined credit / debit purchase volumes [3]	$137.0	$137.0	$128.6
Total U.S. consumer credit card risk-adjusted margin [3]	8.63 %	8.40 %	9.11 %
Return on average allocated capital	22	22	21
Allocated capital	$37	$37	$34
Efficiency ratio [1]	51 %	52 %	55 %

- Net income of $2.1B, up 15% from 3Q16; ROAAC of 22%
  - Pretax, pre-provision net revenue of $4.3B, up 20% [4]
- Revenue of $8.8B increased $0.8B, or 10%, from 3Q16
  - NII increased, driven by strong deposit and loan growth
  - Noninterest income decreased, reflecting lower mortgage banking income, partially offset by higher card income and service charges
- Provision increased $0.3B from 3Q16, due primarily to credit card portfolio seasoning and loan growth
  - Net charge-offs increased $90MM to $800MM
- Noninterest expense increased $0.1B, or 2%, from 3Q16, driven by investments in digital capabilities and business growth
  - Efficiency ratio improved to 51% from 55%
  - Increased primary sales professionals by 10% and continued to invest in financial center builds/renovations
- Average deposits of $659B grew $53B, or 9%, from 3Q16
  - 50% of deposits in checking accounts; 90% primary accounts [5]
  - Average cost of deposits unchanged at 1.59%
- Average loans and leases of $269B increased 8% from 3Q16, driven by growth in residential mortgage, credit card and vehicle lending
- Client brokerage assets of $167B grew $29B, or 21%, from 3Q16, driven by strong client flows and market performance; new accounts up 6%
- Combined card spend grew 7% from 3Q16 (credit +8%, debit +5%)
- Mobile banking active users of 23.6MM, up 11% from 3Q16; mobile channel usage up 19% from 3Q16

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Represents a non-GAAP financial measure. Calculated as total revenue, net of interest expense (FTE basis), less noninterest expense. See slide 27 for important presentation information.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).

Bank of America 12

Consumer Banking Trends 13 • #1 Consumer Deposit Market Share 1 • #1 Online Broker 2 • #1 Home Equity Lender 3 • #2 bank for Retail Mortgage Originations 3 • #1 in Prime Auto Credit distribution of new originations among peers 4 • #3 in U.S. Credit Card Balances 5 • #2 Small Business Lender 6 • #1 in Online Banking Functionality 7 • #1 in Mobile Banking Functionality 8 • #1 in Digital Sales Functionality 8 – 88% primary checking accounts Consumer Client Balances (EOP, $B) 5.3 5.5 5.8 6.0 6.2 2.7 2.6 2.5 2.5 2.6 $8.0 $8.1 $8.3 $8.5 $8.8 $0 $3 $6 $9 3Q16 4Q16 1Q17 2Q17 3Q17 Net interest income Noninterest income 85 86 87 87 89 49 50 51 51 52 47 45 44 43 42 50 54 59 63 68 18 18 18 19 19 $249 $254 $258 $262 $269 $0 $100 $200 $300 3Q16 4Q16 1Q17 2Q17 3Q17 Consumer credit card Vehicle lending Home equity Residential mortgage Small business / other Average Loans and Leases ($B) $4.4 $4.3 $4.4 $4.4 $4.5 55% 53% 53% 52% 51% 40% 50% 60% 70% $0 $1 $2 $3 $4 $5 3Q16 4Q16 1Q17 2Q17 3Q17 Th o u sa n d s Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 9 4 Total Revenue ($B) 9 9 9 ____________________ Note: Amounts may not total due to rounding. 1 Source: June 2017 FDIC deposit data. 2 Source: Kiplinger’s 2017 Best Online Brokers Review. 3 Source: Inside Mortgage Finance (Sept. and Aug. 2017, respectively). 4 Source: Experian. Largest percentage of 740+ Scorex customers among key competitors as of July 2017. 5 Source: Competitor 2Q17 earnings releases. 6 Source: FDIC (2Q17). 7 Source: Dynatrace, Online Banker Scorecard (May 2017). 8 Source: Forrester. U.S. Mobile Banking Functionality (Aug. 2017) and U.S. Bank Digital Sales Functionality (Dec. 2016). 9 FTE basis. 49% 50% 50% 50% 50% $606 $618 $636 $653 $659 0.04% 0.04% 0.03% 0.04% 0.04% 0.00% 0.05% 0.10% 0.15% 0.20% $0 $100 $200 $300 $400 $500 $600 $700 3Q16 4Q16 1Q17 2Q17 3Q17 Other deposits Checking Rate paid (%) Average Deposits ($B) Business Leadership 618 633 662 663 670 251 259 258 266 272 138 145 154 159 167 $1,007 $1,036 $1,074 $1,088 $1,109 $0 $300 $600 $900 $1,200 3Q16 4Q16 1Q17 2Q17 3Q17 Deposits Loans and leases Client brokerage assets

3.4 5.4 8.1 13.6 $0.9 $1.4 $2.4 $4.0 $0.0 $2.0 $4.0 $6.0 0 5 10 15 3Q14 3Q15 3Q16 3Q17 Transactions (MM) Volume ($B) 317 315 312 315 250 276 297 324 $568 $591 $609 $639 $0 $200 $400 $600 $800 3Q14 3Q15 3Q16 3Q17 Non-Digital Digital Consumer Banking Digital Trends 14 4 4,947 4,741 4,629 4,511 3,000 4,000 5,000 3Q14 3Q15 3Q16 3Q17 ____________________ 1 Digital users represent mobile and / or online users in consumer businesses. 2 Includes person-to-person payments through e-mail or mobile identification. 3 Represents the total number of application logins using a smartphone or tablet. 30.2 31.0 32.8 34.5 16.1 18.4 21.3 23.6 0 10 20 30 40 3Q14 3Q15 3Q16 3Q17 Digital banking users Mobile banking users Active Digital Banking Users (MM) 1 10% 14% 18% 21% 0% 5% 10% 15% 20% 25% 3Q14 3Q15 3Q16 3Q17 CAGR 4% 9% 0% 555 679 978 1,166 000 200 400 600 800 1,000 1,200 1,400 3Q14 3Q15 3Q16 3Q17 Financial Centers Mobile Channel Usage (MM) 3 % Mobile Deposit Transactions Person-to-Person Payments (Zelle) 2 Total Payments ($B) Zelle integrated into BAC mobile app in 2017

Global Wealth & Investment Management

$ in millions	3Q17	Inc/(Dec) 2Q17	3Q16
Total revenue, net of interest expense [1]	$4,620	($75)	$241
Provision for credit losses	16	5	9
Noninterest expense	3,370	(22)	115
Pre-tax income [1]	1,234	(58)	117
Income tax expense [1]	465	(23)	46
Net income	$769	($35)	$71

Key Indicators ($ in billions)	3Q17	2Q17	3Q16
Average deposits	$239.6	$245.3	$253.8
Average loans and leases	154.3	150.8	143.2
Net charge-off ratio	0.03 %	0.02 %	0.03 %
AUM flows	$20.7	$27.5	$10.2
Pretax margin	27 %	28 %	26 %
Return on average allocated capital	22	23	21
Allocated capital	$14	$14	$13

- Net income of $0.8B, up 10% from 3Q16; ROAAC of 22% and pretax margin of 27%
- Revenue of $4.6B improved 6% from 3Q16, due to higher NII and asset management fees, partially offset by lower transactional revenue
- Noninterest expense increased 4% from 3Q16, driven by higher revenue-related incentive costs
- Client balances grew 7% from 3Q16 to nearly $2.7T, due to higher market valuations and positive net flows
  - Assets under management reached $1T with flows of nearly $21B in 3Q17, reflecting solid client activity as well as a shift from brokerage to AUM
- Average deposits of $240B declined 6% from 3Q16, due primarily to clients shifting balances into investments
- Average loans and leases of $154B increased 8%, or $11B, from 3Q16, driven by mortgage and structured lending; 30th consecutive quarter of loan growth
- Wealth advisors increased 2% from 3Q16 to 19,108 [2]

[1] FTE basis.
[2] Includes financial advisors in Consumer Banking of 2,267 and 2,171 in 3Q17 and 3Q16.

Bank of America 15

Global Wealth & Investment Management Trends 16 Business Leadership Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2017) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2017) • #2 in Barron’s Top 100 Women Advisors (2017) • #1 in Forbes’ Top 500 America’s Top Next Generation Advisors (2017) 1,218 1,209 1,232 1,233 1,244 871 886 947 991 1,036 253 263 255 237 238 148 151 152 156 159 $2,490 $2,509 $2,585 $2,617 $2,676 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 3Q16 4Q16 1Q17 2Q17 3Q17 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 66 69 71 72 74 43 43 43 43 42 31 31 32 33 35 3 3 3 3 3 $143 $146 $148 $151 $154 $0 $60 $120 $180 3Q16 4Q16 1Q17 2Q17 3Q17 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 2Q17 earnings releases. 2 Source: Industry 2Q17 call reports. 3 FTE basis. 4 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the consolidated balance sheet. 1.4 1.4 1.6 1.6 1.5 2.1 2.1 2.2 2.3 2.3 0.9 0.8 0.9 0.8 0.8 $4.4 $4.4 $4.6 $4.7 $4.6 $0 $1 $2 $3 $4 $5 3Q16 4Q16 1Q17 2Q17 3Q17 Net interest income Asset management fees Brokerage / Other Revenue ($B) 3 $254 $257 $257 $245 $240 $0 $50 $100 $150 $200 $250 $300 3Q16 4Q16 1Q17 2Q17 3Q17 3

Global Banking

$ in millions	3Q17	Inc/(Dec) 2Q17	3Q16
Total revenue, net of interest expense [1,2]	$4,986	($53)	$240
Provision for credit losses	48	33	(70)
Noninterest expense	2,118	(36)	(34)
Pre-tax income [1]	2,820	(50)	344
Income tax expense [1]	1,062	(22)	137
Net income	$1,758	($28)	$207

Selected Revenue Items ($ in millions)	3Q17	2Q17	3Q16
Total Corporation IB fees (excl. self-led) [2]	$1,477	$1,532	$1,458
Global Banking IB fees [2]	807	929	796
Business Lending revenue	2,318	2,244	2,273
Global Transaction Services revenue	1,815	1,796	1,591

Key Indicators ($ in billions)	3Q17	2Q17	3Q16
Average deposits	$315.7	$300.5	$307.3
Average loans and leases	346.1	345.1	334.4
Net charge-off ratio	0.12 %	0.11 %	0.07 %
Return on average allocated capital	17	18	17
Allocated capital	$40	$40	$37
Efficiency ratio [1]	43 %	43 %	45 %

- Net income of $1.8B increased 13% from 3Q16; ROAAC of 17%
- Revenue of $5.0B increased 5% from 3Q16, driven by improved NII which reflected the benefits of higher short-term interest rates as well as loan and deposit growth
- Total Corporation investment banking fees of $1.5B (excl. self-led) increased 1% from 3Q16, driven by improved performance in debt issuance and advisory
  - Ranked #3 in global IB fees [3]
- Provision declined from 3Q16, driven primarily by reductions in energy exposures
- Noninterest expense declined 2% from 3Q16, driven by improved operating costs, partially offset by investments in technology and relationship bankers
  - Efficiency ratio improved to 43% from 45% in 3Q16
- Average loans and leases of $346B increased 4% from 3Q16, driven by growth in C&I
- Average deposits of $316B grew 3% from 3Q16
  - Increased 5% from 2Q17, driven by increased deposit pricing

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Ranking per Dealogic as of October 2, 2017 for the quarter ended September 30, 2017; excludes self-led deals.

Bank of America

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Global Banking Trends 18 ____________________ Note: Amounts may not total due to rounding. 1 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 2 FTE basis. 3 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 76% 77% 77% 74% 70% 24% 23% 23% 26% 30% $307 $315 $305 $300 $316 $0 $100 $200 $300 $400 3Q16 4Q16 1Q17 2Q17 3Q17 Noninterest-bearing Interest-bearing 908 810 926 901 962 261 183 312 231 193 328 262 405 483 374 (39) (33) (59) (83) (52) $1,458 $1,222 $1,584 $1,532 $1,477 3Q16 4Q16 1Q17 2Q17 3Q17 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 1 • Best Bank for Global Payments (The Banker, 2017) • World’s Best Bank for Advisory (Euromoney, 2017) • World’s Best Bank for Corporate Social Responsibility (Euromoney, 2017) • Most Innovative Investment Bank of the Year (The Banker, 2017) • 2017 Share and Quality Leader in U.S. Large Corporate Banking & Cash Management (Greenwich, 2017) • North America’s Best Bank for Small to Medium- sized Enterprises (Euromoney, 2017) • Relationships with 79% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2017) 2.5 2.5 2.8 2.7 2.7 0.8 0.7 0.9 0.9 0.8 0.8 0.8 0.8 0.8 0.8 0.7 0.6 0.5 0.6 0.7 $4.7 $4.5 $5.0 $5.0 $5.0 $0 $2 $4 $6 3Q16 4Q16 1Q17 2Q17 3Q17 Net interest income IB fees Service charges All other income Revenue ($B) 1, 2 3 164 167 170 171 169 153 153 155 157 159 18 18 18 18 18 $334 $338 $343 $345 $346 $0 $100 $200 $300 $400 3Q16 4Q16 1Q17 2Q17 3Q17 Commercial Corporate Business Banking 2 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

Global Markets

$ in millions	3Q17	Inc/(Dec) 2Q17	Inc/(Dec) 3Q16
Total revenue, net of interest expense [1,2]	$3,900	($47)	($458)
Net DVA	*(21)*	*138*	*106*
Total revenue (excl. net DVA) [1,2,3]	*3,921*	*(185)*	*(564)*
Provision for credit losses	(6)	(31)	(25)
Noninterest expense	2,710	60	54
Pre-tax income [1]	1,196	(76)	(487)
Income tax expense [1]	440	(2)	(169)
Net income	$756	($74)	($318)
Net income (excl. net DVA) [3]	*$769*	*($160)*	*($384)*

Selected Revenue Items ($ in millions)	3Q17	2Q17	3Q16
Sales and trading revenue	$3,129	$3,210	$3,600
Sales and trading revenue (excl. net DVA) [3]	3,150	3,369	3,727
FICC (excl. net DVA)	2,166	2,254	2,767
Equities (excl. net DVA)	984	1,115	960
Global Markets IB fees [2]	623	590	645

Key Indicators ($ in billions)	3Q17	2Q17	3Q16
Average trading-related assets	$442.3	$452.6	$415.4
Average 99% VaR ($ in MM) [4]	41	43	40
Average loans and leases	72.3	69.6	69.0
Return on average allocated capital	9 %	10 %	12 %
Allocated capital	$35	$35	$37
Efficiency ratio [1]	69 %	67 %	61 %

- Net income of $0.8B in 3Q17 declined compared to a strong year-ago quarter, driven by lower revenue; ROAAC of 9%
- Sales and trading revenue of $3.1B, declined 13% from 3Q16
  - FICC down 19% to $2.2B and Equities up 2% to $1.0B
- Excluding net DVA, sales and trading revenue of $3.2B declined 15% from 3Q16 [3]
  - FICC revenue of $2.2B declined 22% from 3Q16, driven by less favorable market conditions across credit-related products, as well as lower volatility in rates products
  - Equities revenue of $1.0B increased 2% from 3Q16, reflecting growth in client financing activities, partially offset by slower secondary market activity
- Noninterest expense increased 2% versus 3Q16, as lower operating costs were more than offset by continued investments in technology
- Average trading-related assets increased from 3Q16, due primarily to targeted growth in client-financing activities in Equities; average VaR was relatively flat at $41MM in 3Q17 [4]

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note E on slide 25.
[4] See note F on slide 25 for definition of VaR.

Bank of America
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Global Markets Trends and Revenue Mix 20 6.9 7.6 7.4 3.5 3.1 3.2 $10.4 $10.7 $10.5 $0 $4 $8 $12 2015 YTD 2016 YTD 2017 YTD FICC Equities $439 $411 $439 $56 $43 $41 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 2015 YTD 2016 YTD 2017 YTD Avg. trading-related assets Avg. VaR • #1 Global Research Firm for 6th consecutive year (Institutional Investor, 2016) • Equity Derivatives House of the Year (Risk Magazine, 2017) • 2017 Quality Leader in Global Top-Tier Foreign Exchange Service and Sales (Greenwich, 2017) • #1 Equity Portfolio Trading Share – North American Institutions (Greenwich, 2017) • 2017 U.S. Fixed Income Quality Leader in Credit and Securitized Products (Greenwich, 2017) • European Trading House of the Year (Financial News, 2017) • Best Bank for Markets in Asia (Euromoney, 2017) ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. Reported sales & trading revenue was $10.2B, $10.6B and $9.8B for 2017 YTD, 2016 YTD and 2015 YTD, respectively. Reported FICC sales & trading revenue was $7.1B, $7.5B and $6.3B for 2017 YTD, 2016 YTD and 2015 YTD, respectively. Reported equities sales & trading revenue was $3.2B, $3.1B and $3.5B for 2017 YTD, 2016 YTD and 2015 YTD, respectively. See note E on slide 25. 2 Macro includes G10 FX, rates and commodities products. 3 See note F on slide 25 for definition of VaR. 63% 37% Credit / other Macro 61% 39% U.S. / Canada International 2017 YTD Total FICC S&T Revenue Mix (excl. net DVA) 1 2017 YTD Global Markets Revenue Mix (excl. net DVA) 1 2 YTD Sales & Trading Revenue (excl. net DVA) ($B) 1 YTD Average Trading-related Assets ($B) and VaR ($MM) 3 Business Leadership

All Other [1]

$ in millions	3Q17	Inc/(Dec) 2Q17	3Q16
Total revenue, net of interest expense [2]	($201)	($1,077)	($613)
Provision (benefit) for credit losses	(191)	(32)	(199)
Noninterest expense	482	(637)	(565)
Pre-tax income (loss) [2]	(492)	(408)	151
Income tax expense (benefit) [2]	(709)	(807)	(247)
Net income (loss)	$217	$399	$398

Selected Revenue Items ($ in millions)	3Q17	2Q17	3Q16
Gains on sales of debt securities	$125	$101	$51
Mortgage banking income	(163)	89	292

- Net income of $0.2B in 3Q17
- Revenue declined $0.6B from 3Q16, reflecting lower mortgage banking income and the absence of the non-U.S. consumer credit card business [1]
  - Mortgage banking income was negatively impacted by less favorable valuations on mortgage servicing rights, net of related hedges, as well as a $0.1B increase in provision for representations and warranties
- Revenue declined from 2Q17, due largely to the absence of a $0.8B gain from the sale of the non-U.S. consumer credit card business (which was mostly offset by $0.7B related tax expense)
- Provision improved from 3Q16, driven primarily by loan sale recoveries, continued run-off of the non-core portfolio, and the absence of the non-U.S. consumer credit card business
- Noninterest expense declined $0.6B from 3Q16, due to lower operational costs from the sale of the non-U.S. consumer credit card business and lower litigation expense
  - Decline from 2Q17, driven primarily by the absence of impairment charges related to certain data centers and lower severance

[1] All Other consists of ALM activities, equity investments, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs and related economic hedge results and ineffectiveness, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as Global Principal Investments, which is comprised of a portfolio of equity, real estate and other alternative investments. On June 1, 2017, the Company completed the sale of its non-U.S. consumer credit card business to a third party.

[2] FTE basis.

Bank of America

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Key Takeaways 22 • Delivered responsible growth • Operating leverage drove improved earnings • Lowered expenses while continuing to invest in the franchise • Solid client activity with good deposit, loan and AUM growth • Asset quality remained strong • Positioned to benefit from higher interest rates • Increased capital returned to shareholders

Appendix

Regulatory Capital Reconciliations ($MM) [1, 2]

Regulatory Capital – Basel 3 transition to fully phased-in	3Q17	2Q17	3Q16
Common equity tier 1 capital (transition)	$176,094	$171,431	$169,925
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(1,357)	(1,457)	(3,143)
Accumulated OCI phased in during transition	(747)	(845)	188
Intangibles phased in during transition	(316)	(338)	(853)
Defined benefit pension fund assets phased in during transition	(187)	(181)	(375)
DVA related to liabilities and derivatives phased in during transition	158	156	168
Other adjustments and deductions phased in during transition	(77)	(62)	(35)
Common equity tier 1 capital (fully phased-in)	$173,568	$168,704	$165,875

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	3Q17	2Q17	3Q16
As reported risk-weighted assets	$1,482,587	$1,477,633	$1,547,221
Change in risk-weighted assets from reported to fully phased-in	(21,768)	(13,545)	(23,502)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,460,819	$1,464,088	$1,523,719

Risk-weighted Assets – (fully phased-in)	3Q17	2Q17	3Q16
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,420,132	$1,405,109	$1,411,128
Change in risk-weighted assets for advanced models	40,687	58,979	112,591
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,460,819	$1,464,088	$1,523,719

Basel 3 Regulatory Capital Ratios	3Q17	2Q17	3Q16
As reported Common equity tier 1 (transition)	11.9 %	11.6 %	11.0 %
Standardized approach Common equity tier 1 (fully phased-in)	12.2	12.0	11.8
Advanced approaches Common equity tier 1 (fully phased-in) [3]	11.9	11.5	10.9

[1] Regulatory capital ratios are preliminary as of September 30, 2017. For important presentation information, see slide 27.
[2] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[3] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of September 30, 2017, we did not have regulatory approval of the IMM model. Basel 3 fully phased-in Common equity tier 1 capital ratio would be reduced by approximately 25 bps if IMM is not used.

Bank of America
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Notes 25 A Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. B Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. C The Liquidity Coverage Ratio (LCR) represents the consolidated average amount of high-quality liquid assets as a percent of the prescribed average net cash outflows over a 30 calendar-day period of significant liquidity stress, under the U.S. LCR final rule. D The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off- balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. E Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA losses were $21MM, $159MM and $127MM for 3Q17, 2Q17 and 3Q16, respectively. Net DVA losses included in FICC revenue were $14MM, $148MM and $121MM for 3Q17, 2Q17 and 3Q16, respectively. Net DVA losses included in equities revenue were $7MM, $11MM and $6MM for 3Q17, 2Q17 and 3Q16, respectively. F VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $19MM, $23MM and $22MM for 3Q17, 2Q17 and 3Q16, respectively.

Forward-Looking Statements 26 Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2016 Annual Report on Form 10-K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, including inquiries into our retail sales practices, and the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates and economic conditions; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the impact on the Company's business, financial condition and results of operations from a protracted period of lower oil prices or ongoing volatility with respect to oil prices; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the approval of our internal models methodology for calculating counterparty credit risk for derivatives; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our global systemically important bank (G-SIB) surcharge; the potential impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate shortcomings identified by banking regulators in the Company's Resolution Plan; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks; the impact on the Company's business, financial condition and results of operations from the planned exit of the United Kingdom (U.K.) from the European Union (EU); and other similar matters.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain key performance indicators and ratios excluding certain items (e.g., DVA) which result in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended September 30, 2017 and other earnings-related information available through the Bank of America Investor Relations website at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. The FTE adjustment was $240MM, $237MM, $197MM, $234MM and $228MM for 3Q17, 2Q17, 1Q17, 4Q16 and 3Q16, respectively. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on the Standardized and Advanced approaches under Basel 3 and supplementary leverage ratio final rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of September 30, 2017, we did not have regulatory approval of the IMM model. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk- based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter of 2017, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 27